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                                                                   EXHIBIT 10.21
                     PROCUREMENT AND TRAFFICKING AGREEMENT


Company: Cybernet Data Systems Incorporated

Address: 5 River Road, Suite 130, Wilton CT 06897

Web Site URL: www.edgar-online.com

            This Agreement when executed by the above named company ("Company"), and DoubleClick Inc. ("DoubleClick"), will constitute a valid and binding agreement between Company and DoubleClick according to the specific terms and conditions set forth below and those terms and conditions set forth in the Standard Terms and Conditions. All terms not otherwise defined below shall be as defined in the Standard Terms and Conditions.

I.          DESCRIPTION OF SERVICES

      A. DoubleClick hereby agrees to link Pages to the Service and through such Service, DoubleClick shall deliver Advertisers' Banners to users accessing Pages. DoubleClick and Company shall mutually agree upon the number and type of Pages to be linked to the Service.

      B. During the Term (as defined below), the Company shall not place, or permit the placement or delivery of, any Banners or third party advertising on the Pages except through DoubleClick or DoubleClick's authorized representatives, Licensees and assigns which shall be the Company's sole and exclusive representative for the placement and delivery of all Banners and other advertising on the designed Pages. Notwithstanding the foregoing, company shall be entitled to directly sell, place and deliver Banners and other advertising of entities which have an equity interest in company on the Web Site, or on pages that are not assigned to DoubleClick.

II.         TERM

            The term (the "Term") of this Agreement shall commence on June 1, 1997 and shall continue until such time that it is terminated by either party on not less than ninety (90) days prior written notice to the other party.


III.        COMPENSATION/PAYMENT

      A. In full consideration of the Company providing the use of the Spot and performing all its other obligations under this Agreement, DoubleClick shall pay Company, and Company agrees to accept, sixty percent (60%) percent of the Net Revenues generated on Banners which are delivered through the Service to Pages.

      B. DoubleClick shall pay Company within five (5) days of DoubleClick's Day's Sales Outstanding (as defined herein) following the end of the month in which Advertisers' Banners are delivered to Pages.

      C. Company shall be solely responsible for any costs or expenses it incurs in connection with the Service or performance of its obligations under this Agreement including, without limitation, expenses associated with any HTML programming and linking Pages to the Service.
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     D.   Notwithstanding anything to the contrary contained herein, in the event Company terminates this Agreement in accordance with Section II above and DoubleClick, prior to said termination, has entered into agreements with Advertisers ("Advertiser Contracts") for the delivery of Banners to the Pages, the duration of which Advertiser Contracts extend beyond the date on which this Agreement has been terminated by Company, DoubleClick shall be entitled to twenty percent (20%) of the revenues derived from the continued delivery of said Banners by Company or any party other than DoubleClick.


IV.       COMPANY OBLIGATIONS AND RIGHTS

     A. Company agrees to effect all necessary HTML programming with respect to the Web Site and Pages in accordance with the HTML modifications (the "HTML Modifications" designated by DoubleClick so as to enable DoubleClick to perform its obligations under this Agreement.

     B. Spots must be within the first screen of a Page and otherwise conform to the HTML Modifications unless otherwise agreed upon by Company and DoubleClick.

     C. Properly after the execution of this Agreement, Company agrees to place a link on the Web Site's home page to DoubleClick's web site for potential advertisers to learn how they can place advertising on the Web Site.

     D. Company will maintain its Pages and Web Site at a quality standard that is no less than the standard that exists as of the date of this Agreement and in a manner in keeping with the quality of other web sites in the Service.


     E. Company agrees that DoubleClick has no responsibility to review the contents of Pages or the Web Site.

     F. Company agrees that it shall not delink or remove more than five percent (5%) of the Pages from the Service during any consecutive thirty (30) day period without DoubleClick's prior written consent.

V.        DOUBLECLICK OBLIGATIONS AND RIGHTS

     A. DoubleClick shall have the right to refuse to include in the Service, and to remove from the Service without prior notice, any Pages (including its contents) that DoubleClick determines do not meet the standards of the Service or which do not comply with the HTML Modifications, as DoubleClick deems reasonable and necessary in its sole good faith discretion, or in the event of any material change in the nature of the Web Site or the Page from that set forth in Company's application.


     B. DoubleClick shall determine in its sole discretion, which Advertisers shall have access to the Service.

     C. Company acknowledges and agrees that promotion of the Service is critical to enhance usage by Advertisers and in connection therewith Company agrees that (i) DoubleClick shall have the right to use Company's name and Pages in advertising and promoting the Service in any media now or hereafter known and (ii) Company shall, upon DoubleClick's reasonable request, supply DoubleClick


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     with a reasonable amount of Company's promotional materials so as to facilitate DoubleClick's sales efforts to prospective Advertisers.

D. DoubleClick shall have the right to use for DoubleClick's own use or for use in connection with potential Advertisers on the Service, information concerning Pages, Impressions and users accessing Pages obtained through the Service, provided DoubleClick does not reproduce any Pages without Company's prior consent and DoubleClick shall not disclose to any third party any such current information specifically pertaining to such users.

E. DoubleClick will make site reports available to Company through DoubleClick's web site (www.doubleclick.net) listing the number of Impressions and click-over rates by Page.

F. It is understood and agreed that DoubleClick shall determine the rate card (and any applicable discount charged to said Advertisers for delivery of Banners. It is further understood and agreed that DoubleClick shall have the right, in its sole discretion, to provide Advertisers with bonus Impressions free of charge.

          DOUBLECLICK, INC.                       COMPANY

          By: /s/ W. H. Millard                   By: /s/ Susan Strausberg
             -------------------------------         --------------------------
                      (Signature)                           (Signature)

              W. H. Millard                           Susan Strausberg
             -------------------------------         --------------------------
                  (Printed/Typed Name)                  (Printed/Typed Name)

                Executive Vice President                     Co-CEO
             -------------------------------         --------------------------
                   (Official Title)                       (Official Title)

          Dated:      8/29/97
                ----------------------------


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                          STANDARD TERMS AND CONDITIONS

                  1. No Assignment. Neither party to this Agreement shall sell, transfer or assign this Agreement or the rights or obligations hereunder, other than to a parent or wholly-owned subsidiary, without the prior written consent of the other party. Notwithstanding the foregoing, either party shall have the right to transfer or assign this Agreement to a third party successor-in-interest, which for the purposes of this Section shall mean any third party which acquires all or substantially all of the assets of either party, or more than 75% of the outstanding stock of such party, whether by sale, consolidation, merger or otherwise. Any act in derogation of the foregoing shall be null and void.


                  2. Proprietary Rights. Company understands and agrees that Company shall not have, nor will it claim, any right, title or interest in and to any Banners (other than its own Banners), the Service or any elements thereof (including, without limitation, the grant of a license in or to the Service or any software, source codes, modifications, updates and enhancements thereof or any other aspect of the Service), the name "DoubleClick" or any derivatives thereof, or any other trademarks and logos which are owned or controlled by DoubleClick and made available to Company through the Service or otherwise.



                  3. Representation and Indemnity. Company warrants and represents at all times that Company (i) owns the Web Site, (ii) has the right and full power and authority to enter into this Agreement, to grant the rights herein granted and fully to perform its obligations hereunder, (iii) owns and/or has the right to use all materials contained on the Web Site or Pages, including, without limitation, all copyrights, trademarks and other proprietary rights in and to such materials, and (iv) has secured the requisite permission to use any person's name, voice, likeness and performance as embodied in such materials, or any other element contained in said material. In furtherance of the foregoing, Company agrees to indemnify and hold DoubleClick and the Advertisers harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses (including reasonable attorneys' fees) arising out of or in connection with (i) the breach of any representation, warranty or agreement made by Company hereunder and/or (ii) the Web Site or Pages, including, without limitation, claims for infringement of copyright or other intellectual property rights and violation of rights of privacy or publicity. DoubleClick shall promptly notify Company of all claims and proceedings related thereto of which DoubleClick becomes aware. DoubleClick warrants and represents at all times that DoubleClick owns the Service and that such Service will not infringe upon or conflict with the rights held by any third party under patent, trademark, copyright, trade secrets or other proprietary right. In furtherance of the foregoing, DoubleClick shall indemnify, defend and hold Company harmless from and against any and all claims, actions, losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) resulting from or arising out of or in connection with any breach of the foregoing representations and warranties.

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Company shall promptly notify DoubleClick of all claims and proceedings related thereto of which Company becomes aware.


                  4. No Warranties/Liabilities. EXCEPT AS EXPRESSLY PROVIDED ABOVE, NEITHER PARTY MAKES ANY WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE SERVICE OR THE WEB SITE FOR A PARTICULAR PURPOSE INCLUDING, WITHOUT LIMITATION, THE TYPE OF BANNERS OR NUMBER OF BANNERS WHICH WILL BE DELIVERED TO PAGES THROUGH THE SERVICE. DOUBLECLICK SHALL NOT BE LIABLE FOR ANY ADVERTISERS WHOSE BANNERS APPEAR ON THE SERVICE, NOR THE CONTENTS OF ANY BANNER, NOR SHALL DOUBLECLICK BE LIABLE FOR ANY LOSS, COST, DAMAGE OR EXPENSE (INCLUDING COUNSEL
FEES) INCURRED BY COMPANY IN CONNECTION WITH COMPANY'S PARTICIPATION IN THE SERVICE. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISRUPTION TO COMPANY'S PAGES OR WEB SITE OR THE SERVICE. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.


                  5. Confidentiality. Any information relating to or disclosed in the course of this Agreement by either party (the "Disclosing Party") to the other party (the "Receiving Party"), which is or should be reasonably understood to be confidential or proprietary to the Disclosing Party, including but not limited to, the material terms of this Agreement, information about the Service and technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data shall be deemed "Confidential Information" and shall not be used, disclosed or reproduced by the Receiving Party without the Disclosing Party's prior written consent. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the Receiving Party, (b) disclosed in published materials, (c) generally known to the public, (d) lawfully obtained from any third party, or (e) required to be disclosed by law.

                  6. Breach. Either party shall have the right to immediately terminate this Agreement in the event the other party commits a material breach of this Agreement and such breach is not cured by the breaching party within thirty (30) days of its receipt of notice of such breach from the non breaching party.

                  7. Miscellaneous. Notwithstanding any provision hereof, for the purpose of this Agreement each party shall be and act as an independent contractor and not as an
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employee, partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.


This Agreement, including the Standard Terms and Conditions, represents the entire understanding between DoubleClick and Company regarding DoubleClick's services and supersedes all prior agreements. No waiver, modification or addition to this Agreement shall be valid unless in writing and signed by the parties to this Agreement. Notwithstanding the foregoing, DoubleClick shall have the right to modify or make additions to the placement algorithm governing Banner delivery and the HTML Modifications, from time to time upon reasonable prior notice to Company.


If any provision of this Agreement shall be adjudicated by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and the other provisions shall be unaffected.

                  8. Applicable Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York and Company agrees that jurisdiction and venue of all matters relating to this Agreement shall be vested exclusively in the federal, state or local courts within the State of New York.


                  9. Definitions. "Advertiser" is defined as a company, entity or individual which provides Banners to DoubleClick for distribution through the Service. "Banner" is defined as an advertisement and its contents. "Day's Sales Outstanding" shall be the average number of days it takes DoubleClick to collect its Net Accounts Receivable (as defined herein) from Advertisers and which shall be calculated as follows: DoubleClick's account's receivable balance from the immediately preceding semi-annual accounting period (calculated on a calendar year basis) after adjustment for any reserve for doubtful accounts and deferred or unbilled revenue ("Net Accounts Receivable") shall be divided by the average daily revenue recognized by DoubleClick for the last two months of such semi-annual accounting period. DoubleClick's Day's Sales Outstanding shall be calculated following the end of each semi-annual accounting period and shall be used in determining the date of payment for amounts due to Company for Banners which are delivered to Pages in each of the months comprising the ensuing semi-annual accounting period. "Net

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Revenues" is defined as the gross billings earned from Advertisers by
DoubleClick less (i) rate card and volume discounts and agency commissions, and
(ii) a bad debt allowance of one (1%) of said gross billings. "Impression" is defined as occurring each time a Banner appears on a Page resulting from a user accessing or visiting such Page. "Page" is defined as a page in the Web Site designated by Company to be linked to the Service and is accepted and approved by DoubleClick. "Paid Banner" is defined as any Banner which is paid for by an Advertiser. "Service" is defined as the DoubleClick service that delivers Banners to any Page(s) of the Web Site in the following order and manner: For users which match the criteria selected by an Advertiser from information currently available to DoubleClick concerning users, a Paid Banner from such Advertiser will appear. If no match occurs or a Paid Banner is unavailable, Banner another web site linked to the Service will appear (and Company shall receive "barter" Banner entitling it to one free delivery of its Advertising to a web site linked to the Service.) In addition, Banners promoting the Service and Banners promoting charitable causes and non-profit organizations (i.e. public service announcements) may appear on Pages. "Spot" is defined as the specific place on a Page where Banners may appear through the Service. "Web Site" is defined as the Company's web site referred to above.